Exhibit 99.1

BUSINESS DEVELOPMENT UPDATE	October 8, 2008

Since the release of our previous update on September 8, 2008, the following business items have developed:

▪	MATECH has completed a week-long inspection for the Union Pacific Railroad on a freight rail bridge structure in Nebraska.
▪	MATECH is in negotiations with an east coast inspection firm regarding licensing of the EFS for bridge inspections on the east coast.
▪	MATECH has been meeting with HNTB Engineering regarding a contract for a major bridge structure in central PA.
▪	MATECH is moving forward with a bridge inspection in MA for the MassHighway Department.
▪	Our Chief Technologist traveled to a FHWA facility last week to provide training on the EFS system and witnessed some successful testing of the EFS by FHWA personnel while there.
▪	MATECH officials met with officials from NCDOT and OKDOT officials this past month with intent of moving forward with bridge inspections.
▪	MATECH has been in contact with officials at TXDOT, Caltrans, ALDOT, LADOT, NJDOT, NYSDOT as well as others about future inspection work.
▪	MATECH officials presented at the following conferences in the month of September:
o	Structural Materials Technologies Conference in Oakland, CA
o	North Carolina Highways Conference in Raleigh, NC
▪	MATECH officials will be traveling and speaking at the following conferences in October and November:
o	The World Conference on NDT in Shanghai, China
o	ASNT Fall Quality Show in South Carolina

Best regards,

/s/ Robert M. Bernstein

Robert M. Bernstein
CEO

This letter includes “forward-looking statements” from the company that may or may not materialize. Although management believes the assumptions on which the forward-looking statements are based are reasonable, forward-looking statements are inherently subject to risks and uncertainties and no representation is made or should be inferred with respect to the accuracy or completeness of them or the likelihood that they can or will be achieved. In evaluating the forward-looking statements, recipients should consider various factors, including our ability to change the direction of the company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Recipients are cautioned not to place undue reliance upon the accuracy or adequacy of the forward-looking statements.

11661 San Vicente Blvd., Suite 707 ● Los Angeles, CA ● 90049
310.208.5589 T ● 310.473.3177 F ● matech@matechcorp.com
http://www.matechcorp.com